EXHIBIT 99.1

1136 Oak Valley Drive Ann Arbor, Michigan 48108 www.tecumseh.co

FOR IMMEDIATE RELEASE

Contact:

Teresa Hess

Director, Investor Relations

Tecumseh Products Company

734-585-9507

PROXY Governance and Glass Lewis Overwhelmingly Support Management

Proposals and Recommend Tecumseh Shareholders

Vote FOR Management on WHITE Proxy Card

ANN ARBOR, Mich., August 3, 2009 – Tecumseh Products Company (NASDAQ: TECUA, TECUB), a leading global manufacturer of compressors and related products, today announced that PROXY Governance, Inc., and Glass Lewis & Co., two leading proxy and corporate governance advisory firms, have recommended shareholders support the Company in the upcoming Annual Meeting of Shareholders on August 14, 2009. PROXY Governance has recommended the Company’s shareholders use the Company’s WHITE proxy card to vote FOR the election of all seven of the Company’s highly qualified nominees and FOR a recapitalization proposal to consolidate the Company’s two share classes into a single class of common shares at the annual meeting. In addition, PROXY Governance recommends a vote AGAINST dissident shareholder Herrick Foundation’s hand-picked nominees and its advisory vote shareholder proposal.

As part of its recommendation supporting the Company’s proposals and against the Herrick Foundation’s proposals, PROXY Governance noted the following key findings:

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“Two things have changed since shareholders rejected essentially the same dissident challenge last November: the company has reported two additional quarters of financial results, and it has completed the revitalization of its board and management team by nominating four new independent directors with considerable applicable experience.”

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“What remains largely unchanged, incongruously, is the dissident argument that neither the new management team nor the restructured board understands the company’s industry, business, or risks. That argument – unconvincing eight months ago – hasn’t aged well.”

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“While the onset of a global recession in 2H 2008 has dampened the company’s financial results, we believe the board and its management team have demonstrated considerable, meaningful progress which has positioned the company well for the rebound of the economic cycle. As the board has also demonstrated its commitment to ongoing transformation of the company and maximization of shareholder value by recruiting four strong independent director nominees to complete its own revitalization, we believe shareholders will be best served by electing the management slate of nominees.”

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“PROXY Governance generally supports elimination of the dual-class stock structure, and we believe that the company's arguments in support of the elimination are sound. We therefore support the proposal.”

Ed Buker, chairman, president and CEO of Tecumseh Products Company said: “We are pleased that a respected and independent third party, PROXY Governance, after rigorous and careful analysis, has recommended that shareholders vote to elect the Company’s well-qualified Board nominees and to ratify our proposed recapitalization plan. This endorsement for the Company’s platform further demonstrates that its nominees have the experience, expertise and commitment to grow Tecumseh’s business and create value for shareholders, and that a recapitalization transaction to modernize the Company’s capital structure is critical to unlocking the value of the enterprise.”

Glass Lewis & Co. recommended the Company’s shareholders vote for six of the Company’s seven nominees and FOR a recapitalization proposal to consolidate the Company’s two share classes into a single class of common shares. Glass Lewis also recommended a vote AGAINST dissident shareholder Herrick Foundation’s hand-picked nominees and its advisory vote shareholder proposal. The recommendation of Glass Lewis to withhold voting for one of the Company’s nominees is based on the firm’s assessment of the Compensation Committee of the Board of Directors.

As part of its recommendation supporting the Company’s proposals and against the Herrick Foundation’s proposals, Glass Lewis noted the following key findings:

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“We believe that allowing one vote per share generally operates as a safeguard for common shareholders by ensuring that those who hold a significant minority of shares are able to weigh in on issues set forth by the board, especially in regard to the election of director process. Elimination of the dual voting class structure creates an even playing field for all shareholders as well as a board that is more responsive to all shareholders.”

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“Furthermore, we believe that the economic stake of each shareholder should match their voting power and that no small group of shareholders, by virtue of their name or otherwise, should have voting rights different from those of other shareholders.”

With regard to the Herrick Foundation’s proposed advisory vote on executive compensation, Glass Lewis said the following:

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“While Glass Lewis typically supports the implementation of shareholder advisory votes on compensation, we believe that the implementation of this proposal could lead to duplicative, and potentially conflicting corporate policies. Moreover, we note that the Company’s advisory vote includes a review of the Compensation Discussion & Analysis, the review of which is explicitly excluded by the proponent’s resolution.”

While Glass Lewis in its report raised concerns regarding compensation and recommended withholding votes for one of the Company’s nominees because of those concerns, significantly, the firm did not conclude that the concerns were significant enough to warrant a change in control of the Board. The Board believes that its slate of nominees was carefully selected for their qualifications, and that in this case, the group will be stronger than merely the sum of the individuals. In addition, based on the past history of the Herricks and their nominees who have served on the Company’s Board – and based on the character and disposition of the Herricks when they led the Company and the Board – the Board concluded that any Herrick nominees are likely to be disruptive and to prioritize Herrick interests over those of other shareholders.

Buker concluded: “For the last two years, Tecumseh’s management team has been focused on restoring the Company’s brand promise and rebuilding our global leadership in commercial refrigeration, including implementing a business strategy that provides Tecumseh with its best opportunity for value creation in the future. This ratification of our efforts, made by two highly regarded proxy advisory firms, provides an important validation of our strategic direction and results to date. We urge shareholders to follow their recommendations and vote to protect the value of their investment by supporting the Company’s independent nominees and recapitalization proposal and rejecting the Herrick Foundation’s shareholder proposal.”

Tecumseh strongly urges all Class B shareholders to vote the Company’s WHITE proxy card today FOR the election of all of the Company’s nominees as directors (PROPOSAL 1), FOR the recapitalization proposal (PROPOSAL 2), and AGAINST the advisory vote shareholder proposal (PROPOSAL 4), and to discard any gold or other proxy cards they may have received from the Herrick Foundation. Tecumseh also urges all Class A shareholders to vote the Company’s WHITE proxy card FOR the recapitalization proposal. If shareholders have voted on a gold proxy card, but now wish to vote FOR Tecumseh’s proposals – as recommended by PROXY Governance and the Company’s Board of Directors – please vote the Company’s WHITE proxy card. Only shareholders’ latest dated proxies will determine how their shares are to be voted at the upcoming shareholders’ meeting.

For questions or assistance with voting both Class A and Class B shares on the WHITE proxy or to request a copy of the Company’s proxy statement/prospectus or a WHITE proxy card, shareholders should contact:

Georgeson Inc.,

199 Water Street, 26th Floor, New York, NY 10038; Shareholders Call Toll Free: 1-866-203-1198 and Banks and Brokers Call: 212-440-9800.

About Tecumseh Products Company

Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

Cautionary Statements Relating to Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will,” and other future tense and forward-looking terminology.

Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) unfavorable changes in macro-economic conditions and the condition of credit markets, which may magnify other risk factors; ii) the success of our ongoing effort to bring costs in line with projected production levels and product mix; iii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iv) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; v) actions of competitors; vi) our ability to maintain adequate liquidity in total and within each foreign operation; vii) the effect of terrorist activity and armed conflict; viii) economic trend factors such as housing starts; ix) the ultimate cost of resolving environmental and legal matters, including any liabilities resulting from the regulatory antitrust investigations commenced by the United States Department of Justice Antitrust Division, the Secretariat of Economic Law of the Ministry of Justice of Brazil or the European Commission, any of which could preclude commercialization of products or adversely affect profitability and/or civil litigation related to such investigations; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Other Important Information

Tecumseh Products Company has filed a definitive proxy statement/prospectus and other relevant documents concerning the special meeting with the United States Securities and Exchange Commission (“SEC”) on July 10, 2009.  Before soliciting proxies, the Company will provide shareholders with the definitive proxy statement/prospectus.  The Company advises shareholders to read the definitive proxy statement/prospectus because it contains important information about the Company and certain proposals to be presented to a vote of shareholders at its 2009 Annual Meeting.  Shareholders may obtain free copies of the definitive proxy statement/prospectus and other documents the Company files with the SEC at the SEC’s website at www.sec.gov.  They may also access a copy of the Company’s definitive proxy statement/prospectus by accessing www.tecumseh.com.  In addition, shareholders may obtain a free copy of the definitive proxy statement by contacting Georgeson Inc. toll free at (866) 203-1198 (banks and brokers call (212) 440-9800).

The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the annual meeting.  Information about the participants is set forth in the definitive proxy statement/prospectus. Information about the participants’ direct or indirect interests in the matters to be considered at the annual meeting is also contained in the proxy statement/prospectus referred to above.

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